September 28, 2011	Mayer Brown LLP 1675 Broadway New York, New York 10019-5820 Main Tel (212) 506-2500 Main Fax (212) 262-1910 www.mayerbrown.com
CEF Equipment Holding, L.L.C. 10 Riverview Drive Danbury, CT 06810 Re: Asset Backed Notes

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (File No. 333-160604), filed by CEF Equipment Holding, L.L.C., a Delaware limited liability company (the “Registrant”), with the Securities and Exchange Commission (the “Commission”), as amended and declared effective on October 14, 2009 (as amended by Post-Effective Amendment No. 1, dated as of August 9, 2011 and Post-Effective Amendment No. 2, dated as of September 2, 2011 and declared effective on September 13, 2011, the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of Asset Backed Notes (the “Notes”).  The Notes will be issued pursuant to an Indenture to be dated as of October 5, 2011 (the “Agreement”), between GE Equipment Midticket LLC, Series 2011-1 (the “Issuer”) and Deutsche Bank Trust Company Americas, as indenture trustee, as more particularly described in the prospectus, dated September 21, 2011 (the “Base Prospectus”), and the prospectus supplement, dated September 28, 2011, relating to the Notes (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”).

We have assumed for the purposes of the opinions set forth below that the Notes will be sold by you for reasonably equivalent consideration.  We have also assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.  In addition, we have assumed that the parties to the Agreement will satisfy their respective obligations thereunder.

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Mayer Brown llp

GE Equipment Midticket LLC,
Series 2011-1
September 28, 2011

On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that when the Agreement has been duly and validly executed and delivered by the parties thereto, and the Notes have been duly executed and delivered in accordance with the Agreement and sold in the manner described in the Prospectus, the Notes will be legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings “Legal Opinions” in the Prospectus and “Legal Matters” in the Prospectus Supplement forming a part of the Registration Statement, without admitting that we are “experts” within the meaning of the term used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit or otherwise.

Very truly yours,

/s/ MAYER BROWN LLP